UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  February 15, 2013

  MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-24487 (Commission File Number)	77-0322161 (IRS Employer Identification No.)

955 East Arques Avenue
Sunnyvale, CA  94085
(Address of Principal Executive Offices, including zip code)

(408) 530-5000
(Registrant's telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously publicly disclosed, on November 5, 2012, MIPS Technologies, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Imagination Technologies Group plc (“Imagination Technologies”) and Imagination Acquisition Sub, Inc., an indirect wholly owned subsidiary of Imagination Technologies (“Acquisition Sub”), as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of December 9, 2012, and as further amended by Amendment No. 2 to the Agreement and Plan of Merger, dated as of December 16, 2012. The Company’s stockholders approved and adopted the Merger Agreement on February 6, 2013. On February 7, 2013, upon the terms and subject to the conditions of the Merger Agreement, Acquisition Sub was merged with and into the Company, and the Company, as the surviving corporation in the Merger, became a wholly owned subsidiary of Imagination Technologies (the “Merger”).

In connection with the Merger, the following Company executive officers were terminated, all effective as of February 15, 2013: Sandeep Vij, the Company’s President and Chief Executive Officer, William Slater, the Company’s Chief Financial Officer, Gail Shulman, the Company’s Vice President, General Counsel and Corporate Secretary, Brad Holtzinger, the Company’s Vice President of Worldwide Sales, and David Singhal, the Company’s Vice President of Corporate Development and Strategy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIPS TECHNOLOGIES, INC. (Registrant)

Date: February 19, 2013	By:	/s/ RICHARD SMITH
Name: Richard Smith
Title: Chief Financial Officer and Secretary